UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange

Act of 1934

Date of Report (Date of Earliest Event Reported):

February 6, 2012

MEASUREMENT SPECIALTIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666

(Address of principal executive offices) (Zip Code)

(757) 766-1500

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2012, Measurement Specialties (Chengdu) Ltd., a subsidiary of Measurement Specialties, Inc. (the “Company”), entered into a Land Use Contract with the local government of Shuangliu, Chengdu City, Sichuan Province, Peoples Republic of China for the right to use certain land in Chengdu, China for 50 year. The Land Use Contract cost was RMB 3.2 million or approximately $500,000 and the land will be used for a new facility. The total cost of the facility is expected to total approximately $8.0 million, excluding value added taxes. The construction is expected to be completed during the next two years. The construction of the new Chengdu facility is dependent on obtaining customary permits and approvals from local authorities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Land Use Contract dated February 6, 2012 by and between Measurement Specialties (Chengdu) Ltd. and the Government of Shuangliu, Chengdu City, Sichuan Province, Peoples Republic of China

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date: February 7, 2012